SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒        Definitive Proxy Statement

☐        Definitive Additional Materials

☐        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 3, 2011

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Tuesday, November 15, 2011 at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705.

We have elected to provide our stockholders with access to our proxy materials and to our Annual Report to Stockholders for our fiscal year ended June 30, 2011 (the “2011 Annual Report”) over the Internet under the Securities and Exchange Commission’s rules.  These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials and our 2011 Annual Report through the Internet or by requesting that printed proxy materials be delivered to them by mail.  We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials.  You will be able to vote your shares over the Internet or, if you request that printed proxy materials be mailed to you, by completing and returning, by mail, a proxy or voting instruction card.  Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials that you receive by mail as well as in the accompanying Proxy Statement.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting by indicating your plans, when prompted, if you are voting on the Internet or, if you requested to have printed proxy materials mailed to you, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support.  We look forward to seeing you at our Annual Meeting.

Sincerely,

Michael J. McConnell Chief Executive Officer

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705
_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, November 15, 2011

_______________________

To the stockholders of Collectors Universe, Inc.:

The 2011 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”) will be held at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705 on Tuesday, November 15, 2011, at 10:00 A.M., Pacific Time, for the following purposes:

(1)	Election of Directors. To elect the following seven nominees to serve as directors until our 2012 Annual Meeting of Stockholders and until their successors are elected and have qualified:

A. Clinton Allen	A. J. “Bert” Moyer
Deborah A. Farrington	Van D. Simmons
David G. Hall	Bruce A. Stevens
Michael J. McConnell

(2)
Ratification of the Appointment of our Independent Registered Public Accounting Firm.  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012; and

Other Business.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the seven director nominees listed above and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read.  Only stockholders of record at the close of business on September 27, 2011 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

A. Clinton Allen
Chairman of the Board

Santa Ana, California
October 3, 2011

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in this Proxy Statement or, if you requested that printed proxy materials be mailed to you, to the instructions on the proxy card enclosed with those printed proxy materials.  The approximate date of mailing of the Notice of Internet Availability of Proxy Materials was October 6, 2011.

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

_______________________

PROXY STATEMENT
_______________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 15, 2011
_______________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2011 Annual Meeting of Stockholders to be held on Tuesday, November 15, 2011, at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705.  This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com/19421r, beginning on October 6, 2011.  As a matter of convenience, in this Proxy Statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2011 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND

THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT

AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Some stockholders may have their shares registered in different names or hold shares in different capacities.  For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust.  If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company.  Only stockholders of record at the close of business on September 27, 2011 (the “Record Date”) are entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and at any adjournments or postponements thereof.  On that day, there were 8,084,896 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.

What is the Quorum Requirement for the Annual Meeting?

No business may be transacted at the Annual Meeting unless a quorum is present at the Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.  If a quorum is not present, the Annual Meeting may be adjourned to a later date to provide more time to obtain additional proxies in order to meet the quorum requirement.

What is the “Important Notice Regarding the Availability of Proxy Materials” that I Received in the Mail?

Under the rules of the Securities and Exchange Commission (or the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder.  Accordingly, on October 6, 2011, we will mail to our stockholders (other than any stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (or the “Availability Notice”), containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report for the fiscal year ended June 30, 2011, which will be available, commencing on October 6, 2011, at https://materials.proxyvote.com/19421r. The Availability Notice also instructs stockholders how to vote their shares via the Internet or by mail.

This process is designed to expedite our stockholders’ receipt of our proxy materials, decrease the cost of our Annual Meeting, and help conserve natural resources.  However, if you would prefer to receive printed or e-mail copies of our proxy materials, please follow the instructions included in the Availability Notice to obtain a printed copy of our proxy materials.  If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

What do I Need to Know if I Plan to Attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting.  Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting, in person, (i) by marking the appropriate box on the enclosed proxy card if you requested proxy materials to be mailed to you, or (ii) if you will be voting over the Internet, by indicating your plans when prompted to do so.

How Many Votes do I Have?

Each share is entitled to one vote (i) in the election of each of the director nominees, (ii) on the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ended June 30, 2012, and (iii) on any other matter upon which a vote may properly be taken at the Annual Meeting.  In the election of directors, there is no cumulative voting.  As a result each stockholder will be entitled, for each share of common stock that such stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the seven positions on the Board of Directors.

In order to vote, you must either designate a proxy to vote your shares on your behalf at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.  The Board of Directors requests your proxy so that your shares will count toward a quorum and will be voted in accordance with your voting instructions at the Annual Meeting.  Even if you designate a proxy on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than as set forth in your earlier proxy.  Accordingly, to ensure that your votes are counted, we encourage you to vote your shares by proxy even if you plan to attend the Meeting in person.

How Will the Board Vote My Proxy?

A properly executed proxy card, or properly voted proxy (in case you are voting over the Internet), received by us prior to the Annual Meeting, and not revoked, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the Internet.  If you provide no specific instruction as to how you want your shares voted, your shares will be voted “FOR” the election of each of the director nominees (Proposal No. 1), and “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2012 (Proposal No. 2).

If any other matters are presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted on such matters in accordance with the judgment of the proxy holders named in the proxy.

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding how your shares may be voted.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority-voting standard for uncontested director elections.  This means that, in an uncontested election, for a director to be elected, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors.  An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected.  In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.  Shares voted as “withhold authority” for a nominee for director will count as votes cast in the election of directors, but any broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the election of directors, whether that election is uncontested or contested.

Prior to each annual stockholders’ meeting at which directors are to be elected in an uncontested election, each nominee will be required to deliver an offer of resignation to the Board.  If any nominee fails to receive a majority of the votes cast in that election, the Board will have the right, in its discretion, to accept or reject that nominee’s offer of resignation.  If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation.  If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2012.  Shares voted by record stockholders or by brokers or other nominee holders on this proposal will be counted.  Abstentions will have the same effect as votes cast against the Proposal.

How May I Vote?

Voting by Internet.  You can vote by proxy over the Internet by following the instructions provided to you in the Availability Notice.  If you hold shares in “street name,” you also may vote by proxy over the Internet by following the instructions provided in the Availability Notice or the proxy card.  Internet voting is available 24 hours a day and will be accessible, until 11:59 P.M. Pacific Time on Monday, November 14, 2011, by visiting www.proxyvote.com and following the instructions.  Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice.  If you vote by Internet, you do not need to return your proxy card.

Voting by Mail.  If you request printed proxy materials to be mailed or emailed to you, you can vote by mail pursuant to the instructions provided on the proxy card.  If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.  In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on Tuesday, November 15, 2011.  If you vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with the Proxy Statement.

Voting in Person at the Annual Meeting.  Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person.  However, if your shares are held for you in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Voting on Other Matters.  If other matters are properly presented at the Annual Meeting for consideration, the Board of Directors will have discretion to determine how shares for which proxies have been received will be voted on such matters.  As of the date of this Proxy Statement, we did not know of any other matters to be voted upon at the Annual Meeting.

All shares that are properly voted, whether over the Internet or by mail, and not properly revoked, will be voted at the Annual Meeting in accordance with each stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

What if I Hold My Shares Through a Broker or Other Nominee?

If your shares are held in a brokerage account or by a nominee holder, you are deemed to hold your shares in “street name”.  In that event, you are considered to be the “beneficial owner” of those shares and the broker or other nominee holder is the record owner of your shares.  Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, such as the election of directors, except in accordance with voting instructions received from the customer with respect to the particular proposal.  On the other hand, a broker may vote a customer’s shares on certain “routine” proposals (such as the ratification of the appointment of independent registered public accountants), if the broker has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner on such proposals.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

When a broker has not received voting instructions from its customer on a non-routine proposal submitted to a vote of the stockholders, such as the election of directors, but exercises its discretion to vote the customer’s shares by proxy on a routine proposal, the customer’s shares are deemed to be present by proxy and count toward a quorum at the stockholders meeting, but the customer’s shares cannot be voted on and, therefore, are deemed to constitute “broker non-votes” with respect to that  non-routine proposal.  We will treat broker non-votes as follows:

•
broker non-votes will not be counted as present and entitled to be voted, and will not affect the outcome of the voting, on any proposal which, to be approved, will require the affirmative vote of the holders of a majority (or another specified percentage) of the shares that are present (in person or by proxy) and entitled to vote on the proposal, but broker non-votes will be counted as present for quorum purposes; and

•
broker non-votes will have the same effect as a vote “against” a proposal if approval of the proposal requires the affirmative vote of the holders of a majority (or another specified percentage) of the total number of voting shares outstanding.

As a result, at this year’s Annual Meeting, broker non-votes will be counted in determining whether or not a quorum is present (in person or by proxy at the Annual Meeting), but will not be counted in determining and will have no effect on the outcome of the voting on the election of directors or the ratification of Grant Thornton as our registered independent public accounting firm for the fiscal year ending June 30, 2012.

What Will be the Effect of Abstentions at the Annual Meeting?

When an eligible voter attends the Annual Meeting in person but decides not to vote on a proposal, his or her decision not to vote is called an “abstention.”  Properly executed proxy cards that are marked, and proxies voted over by with instructions to, “withhold authority” or “abstain” on any proposal will be treated as abstentions for that proposal.  We will treat abstentions as follows:

•
abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any proposal for which the minimum vote required for approval of the proposal is a majority (or some other proportion) of the votes actually cast, and thus will have no effect on the outcome of the voting; and

•
abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other proportion) of all shares outstanding and entitled to vote.

How Can I Revoke My Proxy?

If you are the record owner of your shares and, after you have returned your proxy, you decide to change your vote, you may do so by taking any one of the following actions:

•
Sending a written notice that you are revoking your proxy addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658 and then voting again by one of the methods discussed above.  To be effective, the notice of revocation must be received by the Company by no later than 7:30 A.M. Pacific Time on November 15, 2011.

•
Giving us another proxy (over the Internet or by mail) at a later date than the earlier proxy you have chosen to revoke.  To be effective, that later proxy must be received by the Company before the Annual Meeting commences.  If you return a later proxy by mail, but you fail to date or to sign that later proxy, however, that later proxy will not be treated as a revocation of your earlier proxy and your shares will be voted in accordance with the instructions on your earlier proxy or in accordance with the recommendations of the Board of Directors (in the event you failed to specify voting instructions on that earlier proxy).

•	Attending and voting in person or by proxy at the Annual Meeting in a manner different than the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee, and you want to change the voting instructions you have previously given to the broker or nominee, you will need to contact your broker or nominee to ascertain the actions you will need to take to change your previous voting instructions.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us.  In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so.  Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith.  In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information, as of September 27, 2011 regarding our shares of common stock beneficially owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s executive officers, and (iv) all of the directors and executive officers as a group.  Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Collectors Universe, Inc., 1921 E. Alton Avenue, Santa Ana, California 92705.

	Shares Beneficially Owned(1)(2)
	Number		Percent of Class

Richard Kenneth Duncan Sr.	1,065,554		13.2%
8435 Katy Freeway, Houston, Texas 77024

David G. Hall	1,041,799	(3)	12.9%
P.O. Box 6280 Newport Beach, CA 92658

Renaissance Technologies, LLC	461,819		5.7%
800 Third Avenue New York NY 10022

Van D. Simmons	277,791	(4)	3.4%
A. Clinton Allen	123,837	(5)	1.5%
Joseph J. Wallace	113,340	(6)	1.4%
Michael J. McConnell	106,518	(7)	1.3%
A. J. Bert Moyer	71,450	(5)	*
Deborah A. Farrington	57,879	(5)	*
Bruce A. Stevens	28,347	(5)	*
All Directors and Executive Officers, as a group (8 persons)	1,820,962	(8)	22.2%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (iii) if a person held options or warrants to purchase shares that were exercisable on, or became exercisable within 60 days of, September 27, 2011 that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)
Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)
Includes (i) a total of 25,260 restricted shares of common stock which will vest (that is, cease to be subject to the risk of forfeiture) if Mr. Hall remains in the continuous service of the Company until June 30, 2012; and (ii) 51,066 shares held in grantor trusts established for Mr. Hall’s children (the “Trust Shares”).  Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over the Trust Shares and, for that reason, may be deemed to share dispositive power over those shares with the trustees of those trusts.

(4)
Includes 17,021 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (3) above, because Mr. Simmons is a trustee for certain of those trusts.  As trustee, he exercises voting power, and shares dispositive power with Mr. Hall, with respect to those 17,021 shares and, therefore, those shares are included in both of their respective share ownership totals.  Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts.  Also includes (i) 16,500 shares which Mr. Simmons may purchase by exercising director options that were exercisable on September 27, 2011 or will become exercisable within 60 days thereof and (ii) 602 restricted shares of common stock that will vest on November 19, 2011 provided Mr. Simmons continues in the service of the Company as a director until that date.

(5)
Includes the following numbers of shares which may be purchased on exercise of director stock options that were exercisable on or will become exercisable within 60 days of September 27, 2011; Mr. Allen—44,000 shares; Ms. Farrington—16,500 shares; and Mr. Moyer—41,250 shares.  The share totals of each of Ms. Farrington and Messrs. Allen, Moyer and Stevens also include 602 restricted shares of common stock that are scheduled to vest on November 19, 2011 provided they continue in the Company service as directors until that date.

(6)
The number of shares shown as beneficially owned by Mr. Wallace, the Company’s Chief Financial Officer, include (i) 12,750 shares of common stock that may be purchased by exercise of employee stock options on or within 60 days of September 27, 2011, and (ii) a total of 39,143 restricted shares of common stock which, subject to the satisfaction of certain conditions, will vest and cease to be subject to the risk of forfeiture in installments, as follows: 23,518 shares in fiscal 2012, 9,375 shares in fiscal 2013, 4,375 shares in fiscal 2014 and 1,875 shares in fiscal 2015, respectively.  Those vesting conditions include the achievement by the Company of a financial performance goal for fiscal 2012 and his continuing service with the Company.

(7)
Included in the number of shares of common stock beneficially owned by Mr. McConnell, the Company’s Chief Executive Officer, are a total of 65,260 restricted shares which, subject to the satisfaction of certain contingencies, including the achievement of a Company financial goal for fiscal 2012, will vest in installments as follows: 42,760 shares in fiscal 2012; 18,333 shares in fiscal 2013 and 4,167 shares in fiscal 2014, respectively.

(8)
Includes a total of 131,000 shares which our directors and executive officers have the right to acquire by exercise of stock options that were exercisable on, or will become exercisable within 60 days of, September 27, 2011 and the restricted shares of common stock set forth in the footnotes above.

ELECTION OF DIRECTORS

(Proposal No. 1)

The authorized number of the Company’s directors is seven.  Directors are elected to serve for a term of one year or until their successors are elected and duly qualified.  The Board of Directors has nominated, for election at the Annual Meeting, the seven nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2012 Annual Meeting and until their successors are elected and qualified.  Unless authority to vote has been withheld, proxies received by us from our stockholders will be voted by named proxy holders at the Annual Meeting for the election of all seven of the nominees named below.

All seven nominees are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders.

All of the nominees have consented to serve, if elected.  If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Director Nominees

The names and certain information, as of September 27, 2011 concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since		Principal Occupation
A. Clinton Allen	67	2001		Chief Executive Officer of A. C. Allen & Company
Deborah A. Farrington	61	2003		General Partner of StarVest Partners, L.P.
David G. Hall	62	1986	*	President of the Company
Michael J. McConnell	45	2007		Chief Executive Officer of the Company
A. J. “Bert” Moyer	67	2003		Business Consultant and Private Investor
Van D. Simmons	60	1986	*	President of DHRCC, Inc.
Bruce A. Stevens	69	2006		Industry Partner with Cordova, Smart & Williams, LLC

*
Although Collectors Universe, Inc. was organized in February 1999, Messrs. Hall and Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, Inc. beginning in 1986.

Mr. A. Clinton Allen has been Chairman and Chief Executive Officer of A.C. Allen & Company, a consulting firm, since 1987.  He has been a director of the Company since 2001 and Chairman of the Board of Directors since December of 2002.  Mr. Allen serves as a director and member of the Executive Committee of LKQ Corporation, a supplier of recycled OEM automotive parts.  He is also a director of Avantair, Inc., a provider of fractional aircraft shares for business and personal use, and Brooks Automation, which provides integrated tool and factory automation solutions for the global semiconductor and related industries.  Mr. Allen served as a director of Steinway Musical Instruments Company, a publicly traded manufacturer of pianos and other musical instruments, from 1999 and served as its Lead Director from 2003 until his retirement from that board of directors in May 2011.  Mr. Allen provided the original financing for Blockbuster Entertainment Corporation, was one of its founding directors and served on its board until that company was acquired by Viacom/Paramount in September 1994.  Mr. Allen holds a Masters Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization.  The Company believes that Mr. Allen's financial and business expertise, combined with his experience as an executive and director of other companies, both public and private, as well as his years of experience providing strategic advisory services, qualifies him to serve as the non-executive Chairman of our Board of Directors and as a member of the Board.

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund which invests primarily in emerging software and business services companies.  From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm.  Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company which grew from $17 million to $300 million in annual revenues while she served on its board.  Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. and the Chase Manhattan Bank.  Ms. Farrington serves on the board of directors of NetSuite, Inc., a New York Stock Exchange-listed company where she is Lead Director and Chairman of the Compensation Committee, and on the boards of directors of Host Analytics, Inc., PivotLink, Inc. and Xignite, Inc., all of which are private companies.  She also serves on the board of directors of Opportunity International, a nonprofit organization that provides financial products and strategies to over two million people working their way out of poverty in the developing world.  Ms. Farrington holds a Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization.  She is a graduate of Smith College and received an MBA from the Harvard Business School.  We believe that Ms. Farrington brings valuable experience and insight to our Board of Directors, having helped to finance and serve as a director of numerous emerging growth companies.  She also is knowledgeable with respect to and plays a key role in the formulation and evaluation of the Company’s executive compensation programs and has served as Chairperson of our Compensation Committee since joining our Board of Directors.

David G. Hall has served as President of Collectors Universe since October 2001 and as a Director since its founding in February 1999.  From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as Chairman of the Board from February 1999 to October 2001.  Mr. Hall was a director of Professional Coin Grading Service, Inc., and was its Chief Executive Officer from 1986 to February 1999, when it was acquired by the Company.  Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals.  In 1990, Mr. Hall was named Orange County Entrepreneur of the Year by INC. Magazine.  In addition, Mr. Hall has written A Mercenary’s Guide to the Rare Coin Market, a book dedicated to coin collecting.  Mr. Hall invented and introduced the concept of and developed the business of independent third party grading of high value collectible coins and sports cards.  He is also known in the numismatics community as one of the leading experts in identifying and grading high value collectible coins and he is in demand as a speaker at coin conventions and trade shows.  We believe that, as the Company’s President and a member of our Board of Directors, he lends great credibility to the Company among collectibles dealers and collectors and he brings to the Board valuable insight about the collectibles markets generally and the collectibles coin market in particular.

Michael J. McConnell is, and since March 2009, has served as, the Company’s Chief Executive Officer and is and since July 2007 has been a director of the Company.  He is a private investor and a Non-Executive Director of PaperlinX Limited, Redflex Holdings Limited and MRV Communications, Inc.  From 1998 to September 30, 2008, Mr. McConnell was a Managing Director and a member of the Executive Committee of Shamrock Capital Advisors, Inc., a manager of private equity, real estate and direct investment funds, including the Shamrock Activist Value Funds.  Prior to joining Shamrock in 1994, Mr. McConnell held various management positions at PepsiCo, Merrill Lynch and Kidder Peabody.  Mr. McConnell formerly served on the boards of directors of Ansell Limited, Nuplex Industries, Force Corporation, iPass, Inc., Port-link International, Cosmoline Limited and Neo Technology Ventures.  Mr. McConnell also serves on the Board of Governors of Opportunity International, a nonprofit organization that provides financial products and strategies to over two million people working their way out of poverty in the developing world.  Mr. McConnell received his B.A. in Economics from Harvard University and his MBA (with distinction—Shermet Scholar) from the Darden School of the University of Virginia.  We believe that, as a result of his past experience, including managing an investment fund focusing on “small-to-medium cap” public companies and serving as a director of a number of such companies, Mr. McConnell adds valuable managerial experience on the Board and a keen understanding of investor expectations, both of which are important to the Board’s strategic planning and risk management responsibilities.

A. J. “Bert” Moyer has been a business consultant and private investor since April 2002.  From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies.  Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations of the Americas Region.  He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000.  Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives.  Mr. Moyer currently serves on the boards of directors of CalAmp Corp., Virco Manufacturing Corporation, and MaxLinear, Inc., all of which are public companies.  In addition, Mr. Moyer served on the boards of directors of two additional public companies, LaserCard Corporation and Occam Networks, Inc., until January 2011 and February 2011, respectively.  Mr. Moyer holds a Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization.  Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas.  Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies.  More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of Audit Committee, of which he is the Chairman.

Van D. Simmons has been the President of DHRCC, Inc., a direct seller of rare coins since October 2000, a position he also held from 1981 to February 1997.  From July to October 2000, he served as Vice President of Sales of the Company’s Bowers and Merena Division.  He served as Chairman of the Board of David Hall’s North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000.  Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and served as a director of its predecessor company, Professional Coin Grading Service, Inc., from 1986 to February 1999.  Mr. Simmons holds a Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization.  Mr. Simmons possesses a keen understanding of the collectible coin market, which has proven to be valuable to the Board in understanding that market and in evaluating and approving the Company’s strategic initiatives in that market.

Bruce A. Stevens is an Industry Partner with Cordova, Smart & Williams, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience.  Currently, Mr. Stevens is the CEO of Berkshire Blanket, a CSW portfolio company.  Berkshire is the category leader of blankets and throws in the United States.  From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK.  He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008.  Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various positions in both its domestic and international divisions.  Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011.  He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence.  Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and has earned a Master Professional Director Certificate from The American College of Corporate Directors, a director education and credentialing organization.  Having been the President and CEO of a consumer products company the sales of which, like those of the Company, depend in large part on the availability and willingness of consumers to spend discretionary income, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market challenges faced by the Company, which has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company.  The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

The Board of Directors currently consists of seven members.  Our Bylaws provide that the Board is authorized to change the authorized number of directors from time to time, as it deems to be appropriate.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members.  During the fiscal year ended June 30, 2011 (“fiscal 2011”), the Board of Directors of the Company held a total of five meetings and all of the directors attended at least 75% of the total of those meetings and the meetings of the Board committees on which they served during that year.  In addition, all seven of the directors attended the Company’s 2010 Annual Meeting of Stockholders.

Term of Office of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the Company’s next Annual Meeting of Stockholders or until their successors are elected and duly qualified.  If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position.  The Board of Directors may also create a new director position and elect a new director to hold that position for a term ending at the next annual meeting.

Annual Election of Directors/Majority Vote Requirement

Our Board of Directors has adopted a majority-voting standard for uncontested director elections.  This means that each director in an uncontested election must receive a “majority of the votes cast” in the election of directors.  An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected.  A “majority of the votes cast” means that the number of votes “FOR” a nominee for director must exceed 50% of the votes cast.  Shares voted as “withhold authority” for a nominee for director will count as votes cast.  On the other hand, in a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.  A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected

The election of directors at this year’s Annual Meeting will be uncontested.  As a result, each director nominee has delivered an offer of resignation to the Board.  If any nominee fails to receive a majority of the votes cast in the election of directors at the Annual Meeting, the Board of Directors will have the right, in its discretion, to accept or reject that nominee’s offer of resignation.  If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors.  If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual meeting; and, in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Director Independence and Diversity

Director Independence.  The Board has determined, after careful review, that each member of the Board is independent under the definition of independence set forth in the NASDAQ Listing Rules that are applicable to companies with shares listed on the NASDAQ Global Market (the “NASDAQ Listing Rules”), with the exception of Messrs. McConnell and Hall, who are officers of the Company.  In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors.  The Board determined that any relationships that now exist, or may have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.

In accordance with the Board’s independence evaluation, five of seven of our directors are independent directors.  In addition, all of the members of the Audit, Compensation and Nominating and Governance Committees, which comprise the Board’s standing committees, are independent directors.

Diversity.  The Board of Directors and its Nominating and Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance.  Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees.  However, neither the Board nor the Nominating Committee has implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Committees of the Board of Directors

The Board has three standing committees:  an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees during fiscal 2011 is set forth below.

Audit Committee

The members of the Audit Committee are A. J. Bert Moyer, its Chairman, Deborah A. Farrington and Bruce A. Stevens.  All of the members of the Audit Committee are independent within the meaning of the NASDAQ Listing Rules and the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Our Board of Directors has determined that each of Mr. Moyer, Ms. Farrington and Mr. Stevens meets the definition of “audit committee financial expert” adopted by the SEC, each of whom is “independent” under the definition of independence set forth in the NASDAQ Listing Rules.  The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements.  In accordance with its Charter and to ensure independence, the Audit Committee meets separately with our outside auditors and separately with members of management.  The Audit Committee held nine meetings during fiscal 2011.

Compensation Committee

The members of the Compensation Committee are Deborah A. Farrington, its Chairperson, A. Clinton Allen, and A. J. Bert Moyer.  All of the members of the Compensation Committee are independent within the meaning of the NASDAQ Listing Rules.  The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers.  Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee.  The Compensation Committee held eight meetings during fiscal 2011.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Bruce A. Stevens, its Chairman, A. J. Bert Moyer and Van D. Simmons, each of whom is independent within the meaning of the NASDAQ Listing Rules.  This Committee has a written charter that specifies its responsibilities, which include identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of its standing Committees; reviewing the adequacy of and approving the compensation that is to be paid to non-employee directors for their service as directors and as members of Board Committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing the annual self-assessments by the Company’s Directors of the performance of the Board of Directors and its Committees.   The Committee held a total of six meetings during fiscal 2011.

Committee Charters.  Stockholders can access our Board Committee Charters by visiting the Investor Relations Section of our website at www.collectors.com.  In addition, copies of those Charters will be made available in print, without charge, to any stockholder upon request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Board Leadership Structure and the Role of the Board in Risk Management Oversight

Board Leadership Structure.  The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management.  The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.  Nevertheless, since 2002, it has been the practice of the Board for the position of Chairman to be held by an independent non-employee director as an aid in the Board’s oversight of management.

The Board’s Role in Risk Oversight.  The responsibility for the day-to-day management of risk lies with the Company’s management.  It is the Board’s role to oversee the risk management process to ensure that it is properly designed, well functioning and consistent with the Company’s overall corporate strategy.  In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system.  The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of the risk mitigating policies and procedures, and (iii) provide management with input with respect to the risk management process.

More particularly, the Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities.  Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the risk management function.  The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Committee, overseeing the Company’s independent registered public accounting firm, and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating and Governance Committee consider risks within their respective areas of responsibility.  The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating and Governance Committee oversees risks associated with the Company’s corporate governance policies.

As a risk management measure, the Nominating and Governance Committee recommended and the Board of Directors approved the adoption, effective July 1, 2011, of a new Incentive Compensation Clawback policy.  Among other things, that policy provides that, if any of the Company’s previously published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, attention: Board of Directors.  The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders.  In September 2004, our Board of Directors adopted the following governance policies, which include a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Dodd Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010 (“Dodd-Frank”).  In addition, each year the Board and its standing committees review and, as they deem appropriate, make changes to those governance principles. Some of the principal subjects covered by those policies include:

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Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

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Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

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Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines.  In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual performance evaluation of the Board, including an annual self-assessment of the Board’s performance, as well as the performance of each of the Board’s standing committees.

•	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers.  In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit such recommendations to the Board in accordance with the procedures described below.  The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience and the candidate’s reputation for integrity.  When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors.  The factors that the Committee considers in making its selection of a nominee from among those candidates include whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates.  Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders.  However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting.  In addition, the recommendation should be accompanied by the following information:  (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.  No such recommendation was received from any stockholder with respect to the Annual Meeting.

Stockholder Nominations.  Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders.  Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder.  Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded.  No such notice was received from any stockholder with respect to this year’s Annual Meeting and, therefore, the Board’s nominees will be the sole candidates standing for election as directors at the Annual Meeting and, accordingly, the election of directors will be uncontested.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel.  A copy of our Code of Business and Ethical Conduct is available at the Investor Relations Section of our website at www.collectors.com.  We intend to disclose, at this location on our website, any amendments to our Code of Business and Ethical Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.  A copy of the Code of Business and Ethical Conduct will be made available in print, without charge, to any stockholder upon request.  Stockholders who wish to do so should make a request to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted.  You can access our news releases, SEC filings and other corporate governance materials, as well as the Board Committee Charters, by visiting the Investor Relations Section of our website at www.collectors.com.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to the Company’s fiscal year ended June 30, 2011 except for the filing of a Statement of Changes in Beneficial Ownership on Form 4 reporting the sale by Mr. McConnell of a total of 14,000 shares of common stock on November 9, 2010, which was inadvertently filed one day late.

We have also been informed that Mr. Kenneth Duncan, who is the owner of more than 10% of our outstanding shares, that three Statements of Changes in Beneficial Ownership on Form 4 were filed late by him with respect to the following transactions in shares of our common stock (i)  sales of a total of 73,000 shares between December 8, 2010 and December 15, 2010, the Form 4 for which was not filed until December 20, 2011; (ii) sales of a total of 86,309 shares between March 23, 2011 and March 25, 2011, the Form 4 for which was not filed until March 30, 2011; and (iii) sales of a total of 49,411 shares between May 13, 2011 and May 23, 2011, the Form 4 for which was not filed until May 26, 2011.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Philosophy and Objectives

We believe that the success of our business and the creation of long-term stockholder value depend to a large extent on our ability to retain and to attract superior management employees.  Therefore, the Compensation Committee’s primary objectives, when setting management compensation, are to enable the Company to retain its existing and, when the need arises, to attract new or additional executive officers and other key management employees, while at the same time maintaining compensation expense at a level that reflects the scope of our business and our revenues.

In addition, the Compensation Committee believes that the payment of compensation in excess of annual salaries should take the form primarily of incentive compensation that is dependent in large measure on (i) the Company’s financial performance and (ii) the continued service of our executive officers with the Company, which provides an incentive for our executive officers to focus their efforts on longer-term, as opposed to short-term, goals and to remain in the service of the Company.

To achieve these objectives, our Compensation Committee has followed the practice of:

•	Offering competitive salaries and benefits to our executive officers, who are named in the Summary Compensation Table below (collectively, our “NEOs”);

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Providing our NEOs the opportunity to earn additional compensation, either in the form of cash or equity incentives, based primarily on the achievement of one or more defined annual corporate financial performance goals or, to a lesser extent, on individualized NEO performance objectives, or a combination thereof;

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Aligning the financial interests of our NEOs with those of our stockholders, primarily through the grant of shares of restricted stock and options to purchase common stock to reward our NEOs for improvements in the market performance of our common stock; and

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Providing, generally, for stock-based compensation awards to our NEOs to become exercisable or vest in installments over multi-year periods as a means of creating incentives for our NEOs to focus on achieving longer-term corporate objectives and to remain in the Company’s employ.

Significant factors that affect the Committee’s determinations with respect to executive compensation include:  (i) the competitive nature of the market for talented and experienced individuals, nationally, and particularly in Southern California where the Company is headquartered and where most of its operations are conducted; and (ii) the very limited number of senior executives that have knowledge and experience in the collectibles markets.  Also, to ensure that we are appropriately compensating our NEOs and that we have appropriate human resources to execute on our business plans, in making its executive compensation determinations our Compensation Committee obtains available information relating to executive compensation, including peer group data, and sometimes obtains recommendations from independent compensation consultants, as discussed below.  However, no single factor is determinative and the Committee ultimately relies on the experience and judgment of its members in making its executive compensation decisions.  Moreover, the Compensation Committee sometimes varies and gives different weights or importance to the individual elements or components of an NEO’s compensation in a given year, depending upon the state of the Company’s business and its overall objectives for that year.  The Compensation Committee also performs periodic reviews of the Company’s executive compensation programs to evaluate their competitiveness and consistency with our overall management compensation and our financial and strategic objectives.

Executive Compensation Paid in Fiscal 2011

NEO compensation in fiscal 2011 was comprised of two major components:  base annual salaries, and equity-based incentive compensation designed, among other things, to tie such equity compensation to (i) the achievement by the Company of an operating income goal for fiscal 2011 contained in the Company’s fiscal 2011 annual operating plan as adopted by the Board of Directors, (ii) the continued service of the NEOs with the Company over a period of two years beyond fiscal 2011 and (iii) the price performance of the Company’s shares and, thereby, better align the interests of senior management with the interests of our stockholders.

The Committee’s allocation of these two components of NEO compensation in fiscal 2011 among the Company’s NEOs was based on a number of factors, including competitive market conditions and the positions of the management employees within the Company in terms of their ability to influence our financial performance.

While historically not a significant portion of the total compensation paid to our NEOs, our Compensation Committee does have the discretion to pay discretionary cash bonuses to any NEO if and to the extent it deems the payment of such bonus compensation warranted by the contributions or efforts made by the NEO to the Company’s performance or longer term strategic objectives.  However, no such discretionary cash bonuses were paid for fiscal 2011.

Fiscal 2011 Management Equity Incentive Program

As discussed in our 2010 Proxy Statement, in May 2009 the Compensation Committee conducted a review of the relationship of the Company’s executive compensation programs to the Company’s financial and strategic objectives for the fiscal year ending June 30, 2010.  As a result of that review, the Compensation Committee adopted an equity incentive compensation program for its NEOs for fiscal 2010, in place of a cash-based management bonus plan of the type adopted by the Compensation Committee in previous fiscal years.

The Compensation Committee also adopted an equity incentive compensation program for fiscal 2011 (the “2011 Equity Incentive Program”) for Messrs. McConnell and Mr. Wallace (each a “Participant” and, collectively, the “Participants”).  On the other hand, the Compensation Committee decided to increase Mr. Hall’s annual base salary to $450,000 in fiscal 2011 from $300,000 in fiscal 2010, rather than to include him as a participant in the 2011 Equity Incentive Program because, in the Committee’s opinion, the opportunity to receive additional shares would not be an effective incentive for Mr. Hall due to the substantial number of shares that he already owned.

The primary purposes of the 2011 Equity Incentive Program are (i) to establish incentives that would focus management on achieving the Company’s financial plan in fiscal 2011, as well as to provide incentives for them to remain in the Company’s employ thereafter, (ii) to reduce cash outflows by paying such incentive compensation in stock, rather than cash, and (iii) to further align the interests of the participating NEOs with those of the stockholders by making the value of the equity incentives dependent on the price performance of the Company’s shares.

The participants in the 2011 Equity Incentive Program included, in addition to Messrs. McConnell and Wallace, senior managers of each of the Company’s operating businesses.

Pursuant to that Program, on July 19, 2010, the Compensation Committee awarded the following numbers of restricted shares to the participating NEOs:  Mr. McConnell – 30,000 shares and Mr. Wallace – 20,000 shares, pursuant to the Company’s stockholder-approved 2006 Equity Incentive Plan.  Retention by our NEOs of their restricted shares was made contingent on the satisfaction of the following vesting requirements:

(1)           Performance-Based Shares.  The vesting of fifty (50%) of the restricted shares awarded to each participating NEO (the “Performance-Based Shares”) – 15,000 shares in the case of Mr. McConnell and 10,000 shares in the case of Mr. Wallace – required the Company to generate operating income (before equity compensation costs and impairment losses) of $8,198,000 in fiscal 2011 (the “financial performance goal”) and the continued service of the NEO with the Company over specified periods of time, as follows:  (i) 50% of the Performance Based Shares of each participating NEO would vest (that is, cease to be subject to the risk of forfeiture) if and when it was determined that the fiscal 2011 financial performance goal had been achieved, provided that the NEO was still in the Company’s service at the end of fiscal 2011; (ii) another 25% of the Performance-Based Shares would vest on June 30, 2012, provided the participating NEO was still in the Company’s service on that date; and (iii) the final 25% of those Performance-Based Shares would vest on June 30, 2013, provided the NEO was still in the Company’s service on that date, subject to acceleration of such vesting if an officer’s service with the Company was terminated by the Company without cause.  If, on the other hand, the financial performance goal was not achieved, all of the Performance Based Shares would be forfeited and cancelled.

(2)           Time-Based Shares.  The vesting of the other 50% of the restricted shares awarded to each NEO (the “Time-Based Shares”) was made contingent on the continued service of the NEO as follows:  (i) 50% of a participating NEO’s Time-Based Shares would vest on June 30, 2011, if he remained in the Company’s service until that date, and (ii) the remaining 50% of the Time-Based Shares would vest on June 30, 2012, provided that the participating NEO was still in the service of the Company on that date.

       The terms of the restricted shares that were issued to our NEOs in 2010 and 2011 provided that, in the event the Company paid dividends to the holders of its common stock, the portion of those dividends otherwise payable on any unvested restricted shares were to accrue and those dividends were to become payable on those of the unvested restricted shares to the extent that they were scheduled to become vested within the following twelve months.  However, effective January 1, 2011 (the first day of the Company’s third quarter of fiscal 2011), the NEOs will no longer be paid dividends  on unvested restricted shares.  As a result, if any dividends are declared on the Company’s outstanding common stock at any time on or after January 1, 2011, the dividends that would otherwise become payable on any unvested restricted shares held by our NEOs will accrue, but will only be paid if and to the extent those restricted shares actually become vested shares.  If any unvested restricted shares do not become vested shares as a result of a failure of any applicable vesting condition, then the dividends that have accrued in respect of such shares will be forfeited.

In August 2011, the Compensation Committee determined that the fiscal 2011 operating income goal under the 2011 Equity Incentive Program had been achieved.  As a result, and because the two NEOs were still in the Company’s service on that date, the following respective numbers of restricted shares under the 2011 Equity Incentive Program (i) became vested and ceased to be subject to forfeiture, and (ii) remained unvested, as of such date:

	As of August 31, 2011
Names of NEO	Vested Performance Based Shares	Vested Time Based Shares	Remaining Unvested Shares(1)
Michael J. McConnell, CEO	7,500	7,500	15,000
Joseph J. Wallace, CFO	5,000	5,000	10,000

(1)
Each NEO’s remaining unvested shares are scheduled to become vested (that is, cease to be subject to the risk of forfeiture), as to 75% of such shares on June 30, 2012 and as to the remaining 25% of such shares on June 30, 2013, provided the NEO is still in the Company’s service on those dates.

The Compensation Committee believes that the adoption of the Fiscal 2011 Equity Incentive Program created meaningful financial incentives that have contributed to the improvement in the Company’s operating results in fiscal 2011.  As a result, in July 2011, the Compensation Committee adopted a similar equity compensation program for fiscal 2012 for Messrs. McConnell and Wallace and the senior managers of the Company’s operating businesses.

  Compensation Consultant.

The Compensation Committee retained Pearl Meyer & Partners (“PPM”), a compensation consultant, to provide compensation data to assist the Compensation Committee in determining the base salary and severance compensation amounts to be paid to Mr. McConnell pursuant to his amended employment agreement, which is discussed below.  The consultant gathered compensation data from numerous similarly-sized companies (based on revenue and market capitalization figures) to determine the median salary paid to the CEOs of the referenced companies, as well as to provide information relating to the cash severance payments, benefit continuation provisions, and equity severance compensation payable to the CEOs of the referenced companies.  The Compensation Committee then used this information as of one several inputs when making a decision about the base salary  to be paid under, and the severance provisions provided in, Mr. McConnell’s amended employment agreement.

The aggregate amount of fees paid to PPM for services rendered to the Company in fiscal 2011 was $17,480.  No other services have been provided by PPM to the Company during the previous three fiscal years.

              Employment Agreement for Mr. McConnell.

  During fiscal 2011, Michael J. McConnell was employed as the Company’s CEO under an employment agreement for a term that was scheduled to expire on June 30, 2011.  Pursuant to that Agreement, the Company paid Mr. McConnell, for his services as CEO in fiscal 2011, a base annual salary of $215,000, and an automobile allowance of $650 per month as reimbursement for costs he incurred in using his personal automobile on Company business.  Mr. McConnell did not receive any compensation for his services as a director of the Company.  On May 9, 2011, Mr. McConnell’s Employment Agreement was amended to extend the term of his employment, as CEO, to June 30, 2013 and to increase Mr. McConnell’s base annual salary, effective July 1, 2011, to $235,000 from $222,800, which in each case includes the amount of his personal automobile allowance.  The amended employment agreement did not impact amounts paid to Mr. McConnell as CEO during fiscal 2011.

We do not have any employment agreements with any of our other NEOs.

   Severance Compensation/Change of Control Agreements for Mr. McConnell.

Mr. McConnell’s employment agreement, dated May 9, 2011, provides for the payment of severance compensation to Mr. McConnell, as follows:

Severance Compensation Payable on a Termination of Employment by the Company without Cause or due to Disability or Death.  In the event that Mr. McConnell’s employment is terminated by the Company without cause or due to his disability or death, (i) Mr. McConnell (or, in the case of his death, his estate) would continue to receive his base annual salary in installments over the remainder of the original term of his employment agreement, and (ii) the Company would pay all COBRA insurance premiums required to continue his medical insurance for himself and his covered dependents for a period of 24 months or until he obtains group health insurance coverage from another employer, whichever is shorter (the “Medical Insurance Benefit”).

Severance Compensation Payable on a Termination of Employment for “Good Reason”.  In the event that Mr. McConnell terminates his employment with the Company due to a “Good Reason Event” (as described below), Mr. McConnell would become entitled to receive severance compensation consisting of (i) a lump sum cash payment equal to 150% of his annual base salary as then in effect, and (ii) the above-described Medical Insurance Benefit.  The Employment Agreement defines “Good Reason Events” to include a material reduction in the scope of Mr. McConnell’s authority or the nature of his duties as CEO, a demotion to another position with the Company, a material reduction in his base compensation as CEO, in the absence of corresponding reductions in the compensation of other executives at the Company, his relocation by the Company to an office other than the Company’s headquarters office, and a material breach by the Company of its obligations under the Employment Agreement.

Severance Compensation on Termination of Employment due to Certain Adverse Events following a Change of Control.  If, within 12 months following a change of control of the Company, (i) Mr. McConnell’s employment is terminated by the Company, or its successor company, without cause or (ii) Mr. McConnell terminates his employment due to the occurrence of any of the Good Reason Events described above, then Mr. McConnell would become entitled to receive the same severance compensation, described in the immediately preceding paragraph, that he would become entitled to receive upon a termination of employment by him due to the occurrence of a Good Reason Event.

We do not have any severance compensation or change of control agreements with any of our other NEOs. However, our stock incentive plans provide that all unvested options and unvested restricted shares, whether held by NEOs or other employees, will become vested on a change of control of the Company unless the party acquiring control of the Company agrees to assume, or substitute comparable equity incentives for those outstanding options and restricted shares on terms approved by the Compensation Committee.

Summary of Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2011 and 2010, respectively.

Name and Principal Position	Year	Salary($)		Non-Equity Bonus Compensation ($)(2)	Equity Incentive Plan Awards($)(3)	All Other Compensation ($)		Total($)
Michael J. McConnell	2011	$215,000		$-	$373,800	$49,337	(4)	$638,137
Chief Executive Officer	2010	210,000	(1)	-	446,208	10,371	(4)	666,579

David G. Hall	2011	$450,000		$-	$-	$35,993	(5)	$485,993
President and COO	2010	300,000		-	411,208	-		711,208

Joseph J. Wallace	2011	$235,000		$-	$249,200	$22,520	(5)	$506,720
Chief Financial Officer	2010	220,000		30,000	205,604	2,420	(5)	458,024

(1)
Mr. McConnell’s salary in fiscal 2010, includes a base annual salary of $180,000 for his services as CEO and $30,000 in director’s fees.  The payment of director fees to Mr. McConnell was discontinued effective July 1, 2011.

(2)
Mr. Wallace was awarded a $30,000 discretionary cash bonus by the Compensation Committee based on his performance as the Company’s CFO in fiscal 2010.  No other NEOs received any cash bonuses in fiscal 2010 and none of the Company’s NEOs received cash bonuses in 2011.

(3)
Amounts shown in this column reflect the grant date fair values of the restricted stock awards as determined in accordance with FASB ASC Topic 718.  Information regarding the assumptions on which the grant date fair values were determined is set forth under the caption “Equity Incentive Grants” in Note 12 to the Company’s Consolidated Financial Statements contained in the 2011 Annual Report to Stockholders that accompanies this Proxy Statement.

(4)
Consists of (i) an automobile allowance of $650 per month, as reimbursement for the use of his personal automobile on Company business, during fiscal 2011 and 2010 and (ii) dividends in the amounts of $41,537 and $2,571 paid, in fiscal 2011 and 2010, respectively, on unvested restricted shares pursuant to the Company’s prior dividend policy.

(5)	These amounts represent dividends paid in fiscal 2011 and 2010, respectively, on unvested restricted shares pursuant to the Company’s prior dividend policy.

See “COMPENSATION OF NAMED EXECUTIVE OFFICERS ― Executive Compensation Paid in Fiscal 2011―Fiscal 2011 Management Equity Incentive Program” above for additional information regarding the equity incentive plan awards for fiscal 2011, including the Company’s current policy with respect to the payment of dividends on restricted shares granted pursuant to the 2006 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding options and restricted stock awards that have been granted to our NEOs and that were outstanding as of the end of fiscal 2011.

	Option Awards(1)						Restricted Stock Awards
Names	Grant Dates	Exercisable(1)	Unexercisable		Option Exercise Price ($)(2)	Expiration Dates(3)	Number of Shares not yet Vested(#)		Market Value of Shares not yet Vested($)(4)
Michael McConnell	7/31/09	-	-		-	-	25,260	(5)	$374,353
	7/16/10	-	-		-	-	22,500	(5)	$333,450

David G. Hall	7/31/09	-	-		-	-	25,260	(5)	$374,353

Joseph J. Wallace	06/11/04	16,500	-		$12.48	06/11/14	-		-
	06/09/05	5,500	-		$14.17	06/09/15	-		-
	09/15/05	11,000	-		$11.73	09/15/15	-		-
	11/14/07	8,250	2,750	(6)	$13.18	11/14/17
	11/14/07						1,513	(6)	$22,423
	7/31/09						12,630	(5)	$187,173
	7/16/10						15,000	(5)	$222,300

(1)
The number of shares subject to each of these option awards and their respective exercise prices have been adjusted to give retroactive effect to a 10% stock dividend that was issued to our stockholders in November 2008.

(2)	Each option grant was made at an exercise price equal to 100% of the closing price per share of our common stock on the date of grant as reported by the NASDAQ Global Stock Market.

(3)	The expiration date of each option award is 10 years from the date of its grant, subject to earlier termination on cessation of the NEO’s service with the Company.

(4)
The market value of stock awards that have not yet vested was determined by multiplying the number of shares subject to each award by the closing price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on June 30, 2011, which was the last trading day of fiscal 2011.

(5)
These awards consisted of restricted shares granted pursuant to the 2011 and 2010 Equity Compensation Plan.  A portion of these shares have vested as a result of the Company’s achievement of a financial performance goal in fiscals 2011 and 2010. See “COMPENSATION OF NAMED EXECUTIVE OFFICERS – Executive Compensation Paid in Fiscal 2011― Fiscal 2011 Management Equity Incentive Program” above.

(6)	These options will vest in full on November 14, 2011.

Director Compensation

The following table sets forth information regarding all cash and other compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2011 as well as the number of stock options and unvested restricted shares outstanding as of June 30, 2011.

	Year Ended June 30, 2011			At June 30, 2011
Names	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total($)(3)	Stock Options Outstanding(#)	Stock Awards Not Yet Vested (#)
A. Clinton Allen	$97,500	$35,000	$132,500	44,000	1,203
Deborah Farrington	62,500	35,000	97,500	16,500	1,203
A. J. Bert Moyer	67,500	35,000	102,500	41,250	1,203
Van D. Simmons	35,500	35,000	70,500	16,500	1,203
Bruce A. Stevens	51,000	35,000	86,000	--	1,203

(1)	This column reports the amount of cash compensation earned in 2011 for Board and Committee service.

(2)
Amounts shown in this column reflect the grant date fair values of the restricted stock awards as determined in accordance with FASB ASC Topic 718.  Information regarding the assumptions on which the grant date fair values were determined is set forth under the caption “Stock-Based Compensation” in Note 12 to the Company’s Consolidated Financial Statements contained in the 2011 Annual Report to Stockholders that accompanies this Proxy Statement.

(3)	Does not include dividends in the amount of $1,835 paid to each director on his or her vested restricted shares.

Set forth below is additional information regarding the compensation that we paid to our non-management directors in fiscal 2011.

Compensation for Service on the Board of Directors.  As compensation for service on the Board of Directors in fiscal 2011, each non-management director was paid an annual cash retainer in the amount of $35,000, and was granted $35,000 of restricted shares of common stock (with the number of shares determined on the basis of the closing per share price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on the date of grant).  Each director’s restricted shares vest (that is cease to be subject to a risk of forfeiture) in four equal quarterly installments subject to the director’s continued service on the Board.

Compensation for Service on Board Committees.  In addition, directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee receive an annual retainer of $10,000, $7,500 and $1,000, respectively, for their service on those Committees.

Additional Board and Committee Service.  The Chairman of the Board receives an additional annual cash retainer of $55,000, and the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive additional annual cash retainers of $14,000, $10,000 and $5,000, respectively, in each case for the additional services they render to the Company in those capacities.

The Nominating & Governance Committee recommended that the compensation to be paid to non-management directors in fiscal 2011 remain unchanged from fiscal 2010.  In making that determination, the members of the Nominating and Governance Committee reviewed third-party data, such as the National Association of Corporate Directors: Director Compensation Report, and also considered, as a guideline, rather than as a determinative factor, the compensation which was being paid to the Company’s non-management directors for their service on boards of directors of other public companies.

Related Party Transactions

An adult member of the immediate family of, but who does not reside with, David G. Hall, our President, Chief Operating Officer and a member of our Board of Directors, paid us $663,000 and $517,000 in fees for collectibles authentication and grading services rendered to him during the years ended June 30, 2011 and 2010, respectively.  Those authentication and grading fees were comparable in amount to the fees which the Company charges, in the ordinary course of its business, for similar services it renders to unaffiliated persons.

In fiscal 2011 and 2010, the Company did not engage in any other transaction or any series of related transactions in amounts exceeding $120,000 in which a “related person” (as defined in SEC rules) had a direct or indirect material interest.

The SEC defines a “related person” as any director, nominee for director, executive officer, or person controlling more than 5% percent of our outstanding voting securities, and any immediate family member of any of such persons.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2012.  Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2011.  We are submitting the selection of our independent registered public accounting firm for fiscal 2012 to our stockholders for ratification at the Annual Meeting.

Our organizational documents do not require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm.  However, we are doing so because we believe it is a matter of good corporate practice.  If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton, but may still retain them.  Alternatively, even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter, provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, either through specific approval of the Audit Committee or by its Chairman pursuant to authority specifically delegated to him or her by the Committee.  Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting.  Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Audit and Other Fees Paid in Fiscal 2011 and 2010

Audit Services and Fees.  With respect to fiscal 2011 and 2010, Grant Thornton rendered audit services to us that consisted of the audit of our consolidated financial statements for the fiscal year ended June 30, 2011 and 2010 and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years.  In fiscal 2010, audit services include preparatory work performed by Grant Thornton for an audit of the effectiveness of our internal control over financial reporting at June 30, 2010.  However, as a result of the enactment of Dodd-Frank, the Company was exempted from this audit requirement for fiscal years 2011 and 2010 and, for that reason, no audit of our internal controls was conducted. Audit fees paid to Grant Thornton for audit services in fiscal 2011 and 2010 totaled $232,000 and $317,000, respectively.

Audit-Related Fees.  Grant Thornton did not render any audit-related services with respect to fiscal 2011 or 2010.

Fees for Tax Advisory Services.  Grant Thornton rendered tax planning and advisory services to us in fiscal 2011 and 2010, consisting primarily of (i) ongoing federal and state income tax compliance services, and (ii) research assistance with respect to certain tax issues and positions.  Grant Thornton received fees totaling $43,570 and $94,900 for those services in fiscal 2011 and 2010, respectively.

Other Services.  Grant Thornton did not provide any consulting or other services to us with respect to fiscal 2011 or fiscal 2010.

The Audit Committee determined that the provision by Grant Thornton of tax-related services in each of 2011 and 2010, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2011 (the “2011 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies.  The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee.  A copy of the Charter is accessible at the Investor Relations section of our website at www.collectors.com.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011.  Management represented to the Audit Committee that the 2011 Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the 2011 Financial Statements with management and Grant Thornton LLP.  The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380).

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with them their independence with respect to the Company and its management, and has considered whether Grant Thornton’s provision of any non-audit services was compatible with maintaining their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the 2011 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, as filed with the SEC.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.  The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2011 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their report on the 2011 Financial Statements.

Respectfully Submitted,

A. J. Bert Moyer (Chairperson)
Deborah A. Farrington
Bruce A. Stevens

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders must provide us with a written copy of that proposal by no later than 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting, or June 8, 2012.  However, if the date of our 2012 Annual Meeting of Stockholders changes by more than 30 days from the date on which the Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2012 Annual Meeting of Stockholders.  Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested stockholders should refer.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal which the stockholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s proxy statement, then the Company will be permitted to exercise its discretionary voting authority with respect to that proposal at that meeting.  In the case of the Company’s 2012 Annual Meeting of Stockholders, the deadline for submitting stockholder proposals will be August 22, 2012 and the Company will be entitled to exercise discretionary authority when voting on any stockholder proposal received after that date.

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

A copy of our 2011 Annual Report to Stockholders accompanies this Proxy Statement.  If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have received a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts.  This practice, known as “householding”, is designed to reduce the volume of duplicative information and reduce printing and postage costs.  Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2011 Annual Report) have been sent to your address.  Each stockholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  When prompted, please indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  The revocation of a consent to householding will be effective approximately 30 days following its receipt.  You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the 2011 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectors.com.  We will promptly send you a copy of the 2011 Annual Report upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxy holders named in the enclosed proxies will have discretionary authority to vote all proxies they have received with respect to such matter in accordance with their judgment.

ANNUAL REPORT

The 2011 Annual Report to Stockholders of the Company is being made available or is being mailed with this Proxy Statement to each stockholder of record as of September 27, 2011.  The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors

A. Clinton Allen
Chairman of the Board

Santa Ana, California
October 3, 2011

BROADRIDGE CORPORATE ISSUER SOLUTIONS INC. 44 W. LANCASTER AVE. ARDMORE, PA 19003
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __	KEEP THIS PORTION FOR YOUR RECORDS _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees			☐	☐	☐

01	A. Clinton Allen	02	Deborah A. Farrington	03	David G. Hall	04	Michael J. McConnell	05	A.J. "Bert" Moyer
06	Van D. Simmons	07	Bruce A. Stevens

The Board of Directors recommends a vote FOR the following proposal:									For	Against	Abstain

2	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.								☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof.

				Yes	No
Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

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COLLECTORS UNIVERSE, INC.
Annual Meeting of Shareholders
November 15, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby revokes all previously granted proxies and appoints A. Clinton Allen, Michael J. McConnell and David G. Hall, and each of them individually, the attorney-in-fact, agent and proxy of the undersigned, with full power of substitution, to vote all shares of stock of Collectors Universe, Inc. which the undersigned is entitled to represent and vote at the 2011 Annual Meeting of Stockholders to be held on Tuesday, November 15, 2011 at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705, and at any and all postponements or adjournments thereof, as fully as if the undersigned were present and voting at the Annual Meeting, as directed on this Proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Continued and to be signed on reverse side